                                                                   EXHIBIT 99.2

                         NOTICE OF GUARANTEED DELIVERY
                                 FOR TENDER OF
                   12% SERIES A SENIOR SECURED NOTES DUE 2000
                                      AND
              FLOATING RATE SERIES C SENIOR SECURED NOTES DUE 2000
                                       OF
                          ENVIRODYNE INDUSTRIES, INC.


         As set forth in the Exchange Offer (as defined below), this form or one substantially equivalent hereto or the electronic form used by The Depository Trust Company for this purpose must be used to accept the Offer (as defined below) if certificates for (i) 12% Series A Senior Secured Notes due 2000 (the "Old Series A Notes") or (ii) Floating Rate Series C Senior Secured Notes due 2000 (the "Old Series C Notes") of Envirodyne Industries, Inc. (the "Company") are not immediately available or if a holder of the Old Notes is unable to complete the procedure for book entry transfer on a timely basis, or if time will not permit all required documents to reach the Exchange Agent prior to 5:00 p.m. New York City time on ___________, 1995 unless extended (the "Expiration Date"). This form or a facsimile hereof may be delivered by hand or sent by telegram, facsimile transmission or mail to the Exchange Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned to them in the Exchange Offer.

                             The Exchange Agent is:

                 SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION

     By Overnight Carrier:                      By Facsimile:
       Shawmut Bank Connecticut, N.A.             Shawmut Bank Connecticut, N.A.
       Corporate Trust Operations, MSN 224        Attn:  Patricia Williams
       777 Main Street, Lower Level               (203) 986-7908
       Hartford, Connecticut  06115
       Attn:  Patricia Williams

                        For information with respect to
      the Offer call the Corporate Trust Department of the Exchange Agent
                            Phone No. (203) 986-1271

         DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN THE ONE LISTED ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

         This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined therein) under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.


Ladies and Gentlemen:

         The undersigned hereby tenders the Old Notes indicated below pursuant to the guaranteed delivery procedures set forth in the accompanying Prospectus dated __________, 1995 (the "Prospectus") and in the related Letter of Transmittal (which together with the Prospectus constitute the "Exchange Offer"), receipt of which is hereby acknowledged.

         The undersigned hereby represents and warrants that the undersigned accepts the terms and conditions of the Exchange Offer, has full power and authority to tender, exchange, assign and transfer the Old Notes tendered hereby, and that when the same are accepted for exchange by the Company, the Company will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim or right. The undersigned will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or the Company to be reasonably necessary or desirable to complete the sale, assignment and transfer of the Old Notes tendered hereby.

         The undersigned acknowledges that this Exchange Offer is being made in reliance on an interpretation by the staff of the Securities and Exchange Commission that the New Notes issued pursuant to the terms of the Prospectus in exchange for the Old Notes may be offered for resale, resold and otherwise transferred by holders thereof (other than any such holder which is an "affiliate" of the company within the meaning of Rule 405 under the Securities Act of 1933, as amended (the "Securities Act"), or a "broker" or "dealer" registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such New Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement with any person to participate in the distribution of such New Notes.

         The undersigned represents that (i) the New Notes acquired pursuant to the Offer are being obtained in the ordinary course of such holder's business,
(ii) such holder is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of such New Notes, and (iii) such holder is not an "affiliate," as defined under Rule 405 of the Securities Act, of the Company or, if such holder is an affiliate, that such holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

         If the undersigned is a broker or dealer registered under the Exchange Act that acquired Old Notes for its own account pursuant to its market-making or other trading activities (other than Old Notes acquired directly from the Company), the undersigned understands and acknowledges that it may be deemed to be an "underwriter" within the meaning of the Securities Act and, therefore, must deliver a prospectus relating to the New Notes in connection with any resales by it of New Notes acquired for its own account in the Exchange Offer. Notwithstanding the foregoing, the undesigned does not thereby admit that it is an "underwriter" within the meaning of the Securities Act.

         The undersigned understands and acknowledges that the Company reserves in its sole discretion to purchase or make offers for any Old Notes that remain outstanding subsequent to the Expiration Date or, as set forth in the Prospectus under the caption "The Exchange Offer - Conditions of the Exchange Offer," to terminate the Exchange Offer and, to the extent permitted by applicable law, purchase Old Notes in the open market in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the Exchange Offer.

         THE UNDERSIGNED UNDERSTANDS AND AGREES THAT THE COMPANY RESERVES THE RIGHT NOT TO ACCEPT TENDERED OLD NOTES FROM ANY TENDERING HOLDER IF THE COMPANY DETERMINES, IN ITS SOLE AND ABSOLUTE DISCRETION, THAT SUCH ACCEPTANCE COULD RESULT IN A VIOLATION OF APPLICABLE SECURITIES LAWS.


Names(s) of Record Holder(s): __________________________________________________

________________________________________________________________________________

                                Please Print
Address(es): ___________________________________________________________________


________________________________________________________________________________

Area Code and Tel. No(s): ______________________________________________________

________________________________________________________________________________

________________________________________________________________________________

                                     Signature(s)




                 Certificate No(s)                                     Principal Amount
                  (if available)                                           Tendered
                 -----------------                                     ----------------
_____________________________________________      _____________________________________________

_____________________________________________      _____________________________________________

_____________________________________________      _____________________________________________

_____________________________________________      _____________________________________________


                                   GUARANTEE
                    (Not to be used for signature guarantee)

         The undersigned, a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States, hereby guarantees delivery to the Exchange Agent of certificates for the Old Notes tendered hereby, in proper form for transfer with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof) and any other documents required by the Letter of Transmittal, all within five (5) business days after the Expiration Date.

         The undersigned acknowledges that it must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal and certificates for Old Notes to the Exchange Agent within the time period shown hereon. Failure to do so could result in a financial loss to the undersigned.

_____________________________________________      _____________________________________________
                        Firm                                    Authorized Signature

_____________________________________________      Name ________________________________________
                      Address                                  (Please Type or Print)

_____________________________________________      Title _______________________________________
                      Zip Code

                                                    Dated ___________________________________, 1994

Area Code and Tel. No. _____________________________________________

         DO NOT SEND CERTIFICATES FOR OLD NOTES WITH THIS FORM -- THEY SHOULD BE SENT WITH THE LETTER OF TRANSMITTAL.





                                      -3-